UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

RISE GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650-669 Howe Street
 Vancouver, British Columbia, Canada V6C 0B4
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Rise Gold Corp. (the "Company') reported that it has sent a letter to the Nevada County (the "County") Board of Supervisors (the "Board"), that highlights significant irregularities with the May 10-11 Planning Commission Hearing (the "Hearing") regarding the Idaho-Maryland Mine Project (the "IMM Project"). The letter details Brown Act violations, egregious abuses of the Company's constitutionally protected rights to due process, as well as the Planning Commission's non-compliance with the County's ethics training and adopted policies for conducting the business of Board-appointed bodies.

The County's Final Environmental Impact Report ("FEIR") concluded that the IMM Project would have no significant impacts to air quality, biological resources, water quality, groundwater, vibration, truck traffic, or noise from operations. In addition, an independent economic study commissioned by the County concluded that the IMM Project would deliver economic benefits to the local economy.

The Company's letter dated June 1, 2023, urges the Board to conduct an independent inquiry into the events surrounding the Hearing and calls on the Board to publicly disavow the Planning Commission's recommendation to deny the IMM Project and disregard it when the Board deliberates whether to approve the IMM Project.

The Nevada County Board of Supervisors is the highest decision-making body within the County and has announced it will hold a public hearing to consider and make a final decision on the IMM Project sometime after July 2023.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated June 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 5, 2023

RISE GOLD CORP.

/s/ Benjamin Mossman
Benjamin Mossman
Chief Executive Officer